SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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     Check the appropriate box:

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          Only (as permitted by Rule 14a-6(e)(2))

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     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Under Rule 14a-12

                         The Charles Schwab Corporation
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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          and 0-11.

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




                         THE

                         CHARLES

                         SCHWAB

                         CORPORATION

                         2000 Proxy Statement

LETTER TO STOCKHOLDERS


                                                                  MARCH 27, 2000




DEAR FELLOW STOCKHOLDERS:


We cordially invite you to attend our 2000 Annual Meeting of Stockholders. The meeting will be held on Wednesday, May 3, 2000, at 2:00 p.m., Pacific time, at the San Francisco War Memorial and Performing Arts Center, Herbst Theater, 401 Van Ness Avenue, San Francisco, California.

At the meeting we will:

    -  elect four directors for three-year terms,
    - vote on a proposal to re-approve the Corporate Executive Bonus Plan, as amended, and
    -  transact any other business properly coming before the meeting.

We also will report on our performance in 1999 and answer your questions. Our products and services exhibit will be open before and after the meeting.

We are pleased that in July 1999 our Board appointed Dr. Condoleezza Rice as a director. She is a Senior Fellow at the Hoover Institution and a distinguished Professor of Political Science at Stanford University. Formerly, she was Provost of Stanford.

We continue our efforts to make the proxy and annual meeting process more convenient for stockholders. This year, we are pleased to announce that we are broadcasting our annual meeting over the Internet for the first time. In doing so, we join just a small number of companies who have utilized technology for this purpose.

Again this year, we will make our proxy statement and annual report available over the Internet. This year, these materials will reach more stockholders over the Internet because more of you are now enrolled in Internet delivery. Also, all stockholders again will be able to vote on the Internet. Last year, a significant number of our stockholders took advantage of Internet voting. WE ENCOURAGE YOU TO VOTE ON THE INTERNET. IT IS A SIMPLE PROCESS AND THE LEAST EXPENSIVE WAY FOR US TO PROCESS YOUR VOTE. Furthermore, if you vote on the Internet, you will have the option at that time to enroll in Internet delivery. WE ENCOURAGE STOCKHOLDERS WHO HAVE NOT YET DONE SO TO ENROLL IN INTERNET DELIVERY. IT IS THE LEAST EXPENSIVE WAY FOR US TO SEND PROXY MATERIALS TO YOU.

We look forward to seeing you at the meeting. If you cannot attend the meeting in person, we encourage you to join us via the Internet broadcast.

Sincerely,



/s/ CHARLES R. SCHWAB                    /s/ DAVID S. POTTRUCK

CHARLES R. SCHWAB                        DAVID S. POTTRUCK
Chairman of the Board and                President and
Co-Chief Executive Officer               Co-Chief Executive Officer

                                       1

[side bar]

[Photo of Charles R. Schwab and David S. Pottruck appears here]

TABLE OF CONTENTS

NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS..................................3


PROXY STATEMENT................................................................4


   Questions and Answers.......................................................5


   Proposals To Be Voted On...................................................10


   The Board of Directors.....................................................12


   Board and Committee Meetings...............................................17


   Compensation Committee Interlocks and Insider Participation................18


   Director Compensation......................................................19


   Principal Stockholders.....................................................20


   Performance Graph..........................................................22


   Summary Compensation Table.................................................23


   Option Grants..............................................................26


   Options Exercised..........................................................27


   Compensation Committee Report..............................................28


   Other Information..........................................................34


        Certain Transactions..................................................34


        Section 16(a) Beneficial Ownership Reporting Compliance...............34


        Independent Auditors..................................................34


        Stockholder Proposals.................................................34


        Costs of Proxy Solicitation...........................................35


        Incorporation by Reference............................................35


TICKETS AND INTERNET ACCESS TO THE ANNUAL MEETING.............................35


APPENDIX A

        Description of Employment and Severance Agreements....................36


APPENDIX B

        Description of the Corporate Executive Bonus Plan.....................39

NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

The 2000 Annual Meeting of Stockholders of The Charles Schwab Corporation will be held on Wednesday, May 3, 2000, at 2:00 p.m., Pacific time, at the San Francisco War Memorial and Performing Arts Center, Herbst Theater, 401 Van Ness Avenue, San Francisco, California, to conduct the following items of business:

    -  elect four directors for three-year terms,

    - vote on a proposal to re-approve the Corporate Executive Bonus Plan, as amended, and

    - transact any other business properly coming before the meeting.

Stockholders who owned shares of our stock at the close of business on March 6, 2000 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available at our principal executive offices at 120 Kearny Street, San Francisco, California 94108, prior to the meeting.

By Order of the Board of Directors,

/s/ CARRIE E. DWYER

CARRIE E. DWYER
Executive Vice President,
General Counsel and
Corporate Secretary

                                       3


[side bar]

THE 2000 ANNUAL
MEETING OF
STOCKHOLDERS WILL BE
HELD ON WEDNESDAY
MAY 3, 2000 AT 2:00 P.M.
AT THE SAN FRANCISCO
WAR MEMORIAL AND
PERFORMING ARTS
CENTER, HERBST THEATER,
IN SAN FRANCISCO,
CALIFORNIA.

PROXY STATEMENT

As a stockholder of The Charles Schwab Corporation, you have a right to vote on certain matters affecting the company. This proxy statement discusses the proposals you are voting on this year. Please read this proxy statement carefully because it contains important information for you to consider when deciding how to vote. YOUR VOTE IS IMPORTANT.

In this proxy statement, we refer to The Charles Schwab Corporation as the "Company." We also refer to this proxy statement, the proxy card and our 1999 annual report as the "proxy materials."

The Board of Directors is sending proxy materials to you and all other stockholders on or about March 27, 2000. The Board is asking you to vote your shares by completing and returning the proxy card or otherwise submitting your vote in a manner described later in this proxy statement under "Questions and Answers - How Do I Vote?"

Unless we state otherwise, all information in this proxy statement concerning Company common stock reflects the July 1, 1999 two-for-one stock split.

This proxy statement includes summary information on the Company's financial performance. PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE RESULTS.

                                       4


[side bar]

STOCKHOLDERS OWNING
COMPANY SHARES AT THE
CLOSE OF BUSINESS ON
MARCH 6, 2000 ARE
ENTITLED TO ATTEND AND
VOTE AT
THE MEETING.

QUESTIONS AND ANSWERS


Q: WHO CAN VOTE AT THE ANNUAL MEETING?

A: Stockholders who owned Company common stock on March 6, 2000 may attend and vote at the annual meeting. Each share is entitled to one vote. There were 837,201,644 shares of Company common stock outstanding on March 6, 2000.

Q: WHAT IS IN THIS PROXY STATEMENT?

A: This proxy statement describes the proposals on which we would like you, as a stockholder, to vote. It also gives you information on the proposals, as well as other information, so that you can make an informed decision.

Q: WHAT IS THE PROXY CARD?

A: The proxy card enables you to appoint Charles R. Schwab and David S. Pottruck as your representatives at the annual meeting. By completing and returning the proxy card, you are authorizing Mr. Schwab and Mr. Pottruck to vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.

Q: WHAT AM I VOTING ON?

A: We are asking you to vote on:

   -  the election of four directors for a term of three years, and

   -  a proposal to re-approve the Corporate Executive Bonus Plan, as amended.

The section appearing later entitled "Proposals To Be Voted On" gives you more information on director nominees and the Corporate Executive Bonus Plan.

Q: HOW DO I VOTE?

A: YOU MAY VOTE BY MAIL.

You do this by completing and signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

   -  as you instruct, and

   - according to the best judgment of Mr. Schwab and Mr. Pottruck if a propo-sal comes up for a vote at the meeting that is not on the proxy card.

If you do not mark your voting instructions on the proxy card, your shares will be voted:

   -  FOR the four named nominees for directors,

   -  FOR re-approval of the Corporate Executive Bonus Plan, as amended, and

   - according to the best judgment of Mr. Schwab and Mr. Pottruck if a proposal comes up for a vote at the meeting that is not on the proxy card.


YOU MAY VOTE BY TELEPHONE.

You do this by following the "Vote by Telephone" instructions that came with your proxy statement. If you vote by telephone, you do not have to mail in your proxy card.

                                       5

[side bar]

WHO CAN VOTE AT THE
ANNUAL MEETING?

WHAT IS IN THIS PROXY
STATEMENT?

WHAT IS THE PROXY
CARD?

WHAT AM I VOTING ON?

HOW DO I VOTE?

QUESTIONS AND ANSWERS


YOU MAY VOTE ON THE INTERNET.

You do this by following the "Vote by Internet" instructions that came with your proxy statement. If you vote on the Internet, you do not have to mail in your proxy card.

YOU MAY VOTE IN PERSON AT THE MEETING.

We will pass out written ballots to anyone who wants to vote in person at the meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker in order to vote at the meeting. Holding shares in "street name" means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name.

Q: HOW DO I VOTE MY DIVIDEND REINVESTMENT PLAN SHARES?

A: If you participate in the Dividend Reinvestment and Stock Purchase Plan managed by our transfer agent, Norwest Bank Minnesota, N.A., the proxy card you receive from Norwest will include your shares held under that plan.

If you participate in our Dividend Reinvestment and Stock Purchase Plan through the Company's principal brokerage firm, Charles Schwab & Co., Inc., the proxy card you receive from that firm will include Company shares held in your brokerage account and under that plan.

WE ENCOURAGE YOU TO EXAMINE YOUR PROXY CARD AND VOTING INSTRUCTIONS CLOSELY TO MAKE SURE YOU ARE VOTING ALL OF YOUR COMPANY SHARES.

Q: HOW DO I VOTE MY RETIREMENT PLAN SHARES?

A: The proxy card you receive from our transfer agent will include your shares held under The SchwabPlan Retirement Savings and Investment Plan (formerly The Charles Schwab Profit Sharing and Employee Stock Ownership Plan). By completing and returning your proxy card, you provide voting instructions:

    - to the transfer agent for shares you hold in your individual name at Norwest Bank Minnesota, N.A., and

    -  to the plan's purchasing agent for shares you hold through the plan.

If you hold Company shares in an account with Charles Schwab & Co., Inc., you will receive a separate proxy card from that brokerage firm specifically for voting the shares in that account.


Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts at the transfer agent or with stock-brokers. Please complete and return all proxy cards to ensure that all your shares are voted.

Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

                                       6

[side bar]

HOW DO I VOTE MY
DIVIDEND REINVESTMENT
PLAN SHARES?

HOW DO I VOTE MY
RETIREMENT PLAN
SHARES?

WHAT DOES IT MEAN IF I
RECEIVE MORE THAN ONE
PROXY CARD?

QUESTIONS AND ANSWERS

Q: WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

A: You may revoke your proxy and change your vote by:

    - signing another proxy card with a later date and returning it before the polls close at the meeting,

    - voting by telephone or on the Internet before 12:00 p.m., Central time, on May 2, 2000 (your LATEST telephone or Internet vote is counted), or

    -  voting at the meeting.

Q: WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY?

A: IF YOUR SHARES ARE HELD IN STREET NAME, YOUR BROKERAGE FIRM, UNDER CERTAIN CIRCUMSTANCES, MAY VOTE YOUR SHARES.

Brokerage firms have authority under New York Stock Exchange rules to vote customers' unvoted shares on some "routine" matters. The New York Stock Exchange has determined that both of our proposals described later under "Proposals To Be Voted On" are considered routine matters.

If you do not give a proxy to vote your shares, your brokerage firm may either:

    -  vote your shares on routine matters, or

    -  leave your shares unvoted.

As a brokerage firm, Charles Schwab & Co., Inc. may vote its customers' unvoted shares on routine matters. When our brokerage firm is voting on Company proposals, however, it must follow a stricter set of New York Stock Exchange rules. Specifically, our brokerage firm can vote unvoted Company shares held in brokerage accounts only in the same proportion as all other stockholders vote.

When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote customers' unvoted shares on non-routine matters. These shares are considered not entitled to vote on non-routine matters, rather than as a vote against the matters.

We encourage you to provide instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the meeting.

YOU MAY HAVE GRANTED TO YOUR STOCKBROKER DISCRETIONARY VOTING AUTHORITY OVER YOUR ACCOUNT.

Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

A PURCHASING AGENT UNDER A RETIREMENT PLAN MAY BE ABLE TO VOTE A PARTICIPANT'S UNVOTED SHARES. IF YOU ARE A PARTICIPANT IN THE SCHWABPLAN RETIREMENT SAVINGS AND INVESTMENT PLAN, THE PLAN'S PURCHASING AGENT, UNDER CERTAIN CIRCUMSTANCES, CAN VOTE YOUR SHARES.

Specifically, the purchasing agent can vote shares you hold under the Employee Stock Ownership Plan ("ESOP") component of the overall plan if the purchasing agent does not receive voting instructions from you. The purchasing agent will vote your unvoted shares held under the ESOP component of the overall plan in the same pro-

                                       7

[side bar]

WHAT IF I CHANGE MY
MIND AFTER I RETURN
MY PROXY?

WILL MY SHARES BE
VOTED IF I DO NOT
RETURN MY PROXY?

QUESTIONS AND ANSWERS


portion as all other plan participants vote their shares held under the ESOP component of the overall plan.


Similarly, the purchasing agent will vote shares held under the ESOP component of the overall plan that have not yet been allocated to the ESOP accounts of individual participants. However, the purchasing agent can only vote these shares in the same proportion as all other participants in the ESOP component of the overall plan vote their shares (unless the purchasing agent receives specific instructions from a plan fiduciary that has the power to direct the purchasing agent).

Q: HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A: To hold the meeting and conduct business, a majority of the Company's out-standing shares as of March 6, 2000 must be present at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the stockholder either:

    -  is present and votes in person at the meeting, or

    - has properly submitted a proxy (including by voting by telephone or over the Internet).


Q: HOW MANY VOTES MUST THE NOMINEES HAVE TO BE ELECTED AS DIRECTORS?

A: The four nominees receiving the highest number of votes FOR election will be elected as directors. This number is called a plurality.


Q: HOW MANY VOTES MUST THE CORPORATE EXECUTIVE BONUS PLAN RECEIVE TO BE RE-APPROVED?

A: The Corporate Executive Bonus Plan, as amended, will be re-approved if a majority of the shares present at the meeting in person or by proxy vote FOR re-approval.


Q: WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR ELECTION?

A: The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy, Charles R. Schwab and David S. Pottruck can vote your shares for a substitute nominee. They cannot vote for more than four nominees.


Q: HOW ARE VOTES COUNTED?

A: You may vote either "for" each director nominee or withhold your vote from any one or more of the nominees.

You may vote "for" or "against" the proposal to re-approve the Corporate Executive Bonus Plan, as amended, or "abstain" from voting on the proposal. If you abstain from voting, it will have the same effect as a vote "against" the proposal.

If you give your proxy without voting instructions, your shares will be counted as a vote FOR each director nominee and FOR the proposal on the Bonus Plan.

Voting results are tabulated and certified by our transfer agent, Norwest Bank Minnesota, N.A.

                                       8

[side bar]

HOW MANY SHARES MUST
BE PRESENT TO HOLD THE
MEETING?

HOW MANY VOTES MUST
THE NOMINEES HAVE TO
BE ELECTED AS
DIRECTORS?

HOW MANY VOTES MUST
THE CORPORATE
EXECUTIVE BONUS PLAN
RECEIVE TO BE RE-
APPROVED?

WHAT HAPPENS IF A
NOMINEE IS UNABLE TO
STAND FOR ELECTION?

HOW ARE VOTES
COUNTED?

QUESTIONS AND ANSWERS


Q: IS MY VOTE KEPT CONFIDENTIAL?

A: Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.


Q: HOW DO I ACCESS THE ANNUAL MEETING ON THE INTERNET?

A: For information on how to receive the real-time broadcast of the annual meeting over the Internet, go to WWW.SCHWABEVENTS.COM.


Q: WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2000. We will file that report with the Securities and Exchange Commission, and you can get a copy by contacting our Investor Relations Hotline at (415) 636-2787 or the SEC at (800) SEC-0330 for the location of its nearest public reference room. You can also get a copy on the Internet at WWW.SCHWAB.COM by clicking on "About Schwab" or through the SEC's electronic data system called EDGAR at WWW.SEC.GOV.

                                       9

[side bar]

IS MY VOTE KEPT
CONFIDENTIAL?

HOW DO I ACCESS THE
ANNUAL MEETING ON THE
INTERNET?

WHERE DO I FIND THE
VOTING RESULTS
OF THE MEETING?

PROPOSALS TO BE VOTED ON


1.   ELECTION OF DIRECTORS

Nominees for directors this year are Nancy H. Bechtle, C. Preston Butcher, David S. Pottruck and George P. Shultz.

Each nominee is presently a director of the Company and has consented to serve a new three-year term.

THE BOARD RECOMMENDS A VOTE FOR THESE NOMINEES.

2.   RE-APPROVAL OF CORPORATE EXECUTIVE BONUS PLAN, AS AMENDED

We are asking stockholders to re-approve the Corporate Executive Bonus Plan, as amended. Stockholders last approved the Bonus Plan at the Annual Meeting of Stockholders in 1995. To meet certain tax law requirements, as explained below, the Bonus Plan must now be re-approved by stockholders. The Bonus Plan has been amended since the 1995 annual meeting, so we are asking for re-approval of the Bonus Plan, as amended.

The Bonus Plan provides for the payment of bonuses to the Company's executive officers, based solely on the Company's attainment of annual revenue growth and profitability objectives. For more information about the Bonus Plan, see the description of its terms in Appendix B of this proxy statement.

Section 162(m) of the Internal Revenue Code authorizes tax deductions for certain executive compensation in excess of $1 million only if such compensation is based on performance and the plan under which it is paid is approved by stockholders. Furthermore, stockholders must re-approve a plan that pays performance-based compensation at least every five years in order for such compensation to continue to qualify for a tax deduction. Because stockholders last approved the Corporate Executive Bonus Plan five years ago, we are seeking re-approval now.

If stockholders re-approve the Bonus Plan, as amended, and the Company complies with certain other requirements set forth in Section 162(m), payments to executive officers under the Bonus Plan will qualify for deduction under Section 162(m). If stockholders do not re-approve the Bonus Plan, as amended, bonus payments or portions of bonus payments to certain executive officers may not qualify for deduction under Section 162(m) to the extent that certain compensation paid to any such executive officer in any calendar year exceeds $1 million. In that case, the Company may not be able to deduct for tax purposes all compensation paid to the affected executive officers.

The most significant amendments to the Bonus Plan:

    - allow the Company to pay some or all of the compensation earned under the Bonus Plan in Company stock or other equity-based awards;

    - increase both the maximum bonus target, as a percentage of base salary, permitted by the Bonus Plan and the maximum amount by which the target bonus amount can be multiplied to reflect the Company's financial performance; and

    -  change certain dates to those highlighted below, with the result that the

                                       10

[side bar]

ELECTION OF DIRECTORS

-  NANCY H. BECHTLE

-  C. PRESTON BUTCHER

-  DAVID S. POTTRUCK

-  GEORGE P. SHULTZ

RE-APPROVAL OF
CORPORATE EXECUTIVE
BONUS PLAN,
AS AMENDED

PROPOSALS TO BE VOTED ON


        amount of base salary to be included in the computation of the target bonus amount for each participant in any year may not exceed 250% of the base salary, determined as of MARCH 31, 2000 (instead of March 31, 1995), payable to the participant holding the same or sub-stantially similar position on MARCH 31, 2000 (instead of March 31, 1995).

The Company believes that the changes to the Bonus Plan are necessary to maintain the Bonus Plan's competitiveness with executive compensation paid by other companies, and that the changes are consistent with the Company's compensation philosophy of emphasizing variable compensation based on the Company's financial performance.

Currently, the Board's Compensation Committee has the authority to amend the Bonus Plan without stockholders' approval in ways that could increase the cost of the Bonus Plan or change the allocation of benefits among the participants.

See the table at the end of Appendix B (Description of the Corporate Executive Bonus Plan) for amounts that would be payable under the Bonus Plan in 2000, based on certain assumptions.

THE BOARD RECOMMENDS A VOTE FOR RE-APPROVAL OF THE CORPORATE EXECUTIVE BONUS PLAN, AS AMENDED.

OTHER BUSINESS

The Board knows of no other business to be considered at the meeting. However, if:

   - other matters are properly presented at the meeting, or for any adjourn-ment or postponement of the meeting, and

   -  you have properly submitted your proxy,

then Charles R. Schwab and David S. Pottruck will, with your proxy, vote your shares on those matters according to their best judgment.

                                       11

[side bar]

OTHER BUSINESS

THE BOARD OF DIRECTORS


NANCY H. BECHTLE
Director since 1992

Ms. Bechtle, age 62, was a director and Chief Financial Officer of J.R. Bechtle & Co., an international consulting firm, from 1979 to 1998. She has been President and Chief Executive Officer of the San Francisco Symphony since 1987, and has served as a member of the San Francisco Symphony Board of Governors since 1984. Ms. Bechtle also has served as Chairman and Chief Executive Officer of Sugar Bowl Ski Resort, and as a director of Sugar Bowl Corporation, since 1998. Ms. Bechtle is a nominee for election this year.


C. PRESTON BUTCHER
Director since 1988

Mr. Butcher, age 61, has been Chairman and Chief Executive Officer of Legacy Partners (formerly Lincoln Property Company N.C., Inc.), a real estate development and management firm, since 1998. Mr. Butcher served as President, Chief Executive Officer and Regional Partner of Lincoln Property Company N.C., Inc. from 1967 until 1998. Mr. Butcher is a nominee for election this year.


DONALD G. FISHER
Director since 1988

Mr. Fisher, age 71, is Chairman of the Board of The Gap, Inc., a nationwide specialty retail clothing chain. He was also Chief Executive Officer of The Gap, Inc. from 1969 to November 1995. Mr. Fisher is currently a director of Vodafone AirTouch Plc, a wireless telecommunications services company, and Wilson Cornerstone Properties, Inc., a real estate development company. Mr. Fisher's term expires in 2001.


ANTHONY M. FRANK
Director since 1993

Mr. Frank, age 68, has been Founding Chairman of Belvedere Capital Partners, a general partner of an investment fund specializing in financial institutions, since 1993. From 1988 until 1992, Mr. Frank served as Postmaster General of the United States. From April 1993 until November 1993, Mr. Frank was Chairman of the Board of Independent Bancorp of Arizona, Inc., a registered bank holding company. Mr. Frank is a director of Temple-Inland, Inc., a maker of containers, cardboard products and building products and a provider of financial services; General American Investors, a closed-end investment company; and Bedford Properties Investors and Crescent Real Estate Equities, both real estate investment trusts. Mr. Frank served as a director of the Company from April 1987 until February 1988 and from March 1992 until April 1993. He rejoined the Board in December 1993. Mr. Frank's term expires in 2001.

                                       12

[side bar]

BIOGRAPHIES

-  NANCY H. BECHTLE

-  C. PRESTON BUTCHER

-  DONALD G. FISHER

-  ANTHONY M. FRANK

THE BOARD OF DIRECTORS


FRANK C. HERRINGER
Director since 1996

Mr. Herringer, age 57, is Chairman of the Board of both Transamerica Corporation and Aegon U.S.A., and a member of the Executive Board of Aegon N.V., a life insurance, pensions and related savings and investment products company headquartered in The Netherlands. At Transamerica, he has been Chairman since 1996, and he was Chief Executive Officer from 1991 to 1999 and President from 1986 to 1999, when Transamerica was acquired by Aegon N.V. Mr. Herringer is also a director of Unocal Corporation, an oil company. Mr. Herringer's term expires in 2002.


STEPHEN T. MCLIN
Director since 1988

Mr. McLin, age 53, has been Chairman and Chief Executive Officer of STM Holdings LLC, which offers merger and acquisition advice for technology companies, since 1998. From 1987 until 1998, he was President and Chief Executive Officer of America First Financial Corporation, a finance and investment banking firm. Mr. McLin is a director of Tuttle Decision Systems, a technology company which is 20% owned by Microsoft, and Your:)Bank.com, a wholly-owned subsidiary of Gateway 2000, Inc., a computer company. Mr. McLin's term expires in 2002.


DAVID S. POTTRUCK
Director since 1994

Mr. Pottruck, age 51, is President and Co-Chief Executive Officer of the Company. He became President in 1992, and Co-Chief Executive Officer in January 1998. He was also the Company's Chief Operating Officer from 1994 until September 1998. He became Chief Executive Officer of Charles Schwab & Co., Inc., the Company's principal brokerage firm, in 1992. Mr. Pottruck is currently a director of Intel Corporation, a maker of microcomputer components and related products; Preview Travel, Inc., an online travel services provider; and Epoch Partners, Inc., an online investment banking firm owned in part by the Company. In July 1999, he was elected to the Board of Governors of the National Association of Securities Dealers, Inc. In 1998, he was named to the Federal Advisory Commission on Electronic Commerce. Mr. Pottruck is a nominee for election this year.


CONDOLEEZZA RICE
Director since July 1999

Dr. Rice, age 45, is currently a Senior Fellow at the Hoover Institution and Professor of Political Science at Stanford University, where she has taught political science since 1981. She was also Provost at Stanford from 1993 until 1999, a post in which she served as the University's chief budget officer. From 1989 to 1991, Dr. Rice was Special Assistant to the President of the United States for National Security Affairs. Dr. Rice is a member of the

                                       13

[side bar]

BIOGRAPHIES

-  FRANK C. HERRINGER

-  STEPHEN T. MCLIN

-  DAVID S. POTTRUCK

-  CONDOLEEZZA RICE

THE BOARD OF DIRECTORS


board of directors of the Chevron Corporation, an oil company, and the William and Flora Hewlett Foundation. She is also a member of the University of Notre Dame Board of Trustees, J.P. Morgan's International Advisory Council and the San Francisco Symphony Board of Governors. Dr. Rice's term expires in 2001.


ARUN SARIN
Director since December 1998

Mr.  Sarin,  age 45,  is Chief  Executive  Officer  USA/Asia  Pacific  Region of
Vodafone AirTouch Plc. Until July 1999, he was President and Chief Operating Officer of AirTouch Communications, Inc. Prior to his appointment to these positions in 1997, Mr. Sarin was President and Chief Executive Officer of AirTouch International. Mr. Sarin joined AirTouch (formerly Pacific Telesis Group) in 1984 and held a variety of positions, including Vice President and General Manager, Vice President - Chief Financial Officer and Controller, and Vice President of Corporate Strategy. Mr. Sarin is a member of the board of directors of Vodafone AirTouch Plc; PrimeCo Personal Communications, L.P., a wireless telecommunications services company; and Cisco Systems, Inc., a computer networking company. Mr. Sarin's term expires in 2001.


CHARLES R. SCHWAB
Director since 1986

Mr. Schwab, age 62, was a founder of Charles Schwab & Co., Inc. in 1971, and has been its Chairman since 1978. He has been Chairman and a director of the Company since its incorporation in 1986. He also served as Chief Executive Officer from 1986 until January 1998, when he and David S. Pottruck became Co-Chief Executive Officers. Mr. Schwab is a director of The Gap, Inc.; Vodafone AirTouch Plc; AudioBase, Inc., a company that provides music and voice to Internet publishers, advertisers and marketers; and Siebel Systems, Inc., a company that provides support for software systems. He is also a trustee of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust and Schwab Annuity Portfolios, all registered investment companies. Mr. Schwab's term expires in 2002.


GEORGE P. SHULTZ
Director since 1997

Dr. Shultz, age 79, is Professor Emeritus of International Economics at the Graduate School of Business at Stanford University, and a Distinguished Fellow at the Hoover Institution. He has held United States government positions as Secretary of Labor (1969-1970), Director of the Office of Management and Budget (1970-1972), Secretary of the Treasury (1972-1974) and Secretary of State (1982-1989). In 1989, he was awarded the Medal of Freedom, the nation's highest civilian honor. Dr. Shultz is a director of Bechtel Group, Inc., a provider of engineering, construction and related management services; Fremont Group, Inc., an investment company; and Gilead Sciences, Inc., a biotechnology

                                       14

[side bar]

BIOGRAPHIES

-  ARUN SARIN

-  CHARLES R. SCHWAB

-  GEORGE P. SHULTZ

THE BOARD OF DIRECTORS


company. He is also Chairman of J.P. Morgan's International Advisory Council. He was President of Bechtel Group, Inc. from 1974 to 1982. Dr. Shultz is a nominee for election this year.


ROGER O. WALTHER
Director since 1989

Mr. Walther, age 64, has served as Chairman and Chief Executive Officer of Tusker Corporation, a real estate and business management company, since August 1997. He served as Chairman and Chief Executive Officer of ELS Educational Services, Inc., a provider of English as a second language courses in the United States, from April 1992 through August 1997. Mr. Walther was President, Chief Executive Officer and a director of AIFS, Inc., which designs and markets educational and cultural programs internationally, from 1964 to February 1993. Since 1985, Mr. Walther has served as Chairman and has been a director of First Republic Bank. Mr. Walther's term expires in 2002.


NUMBER OF DIRECTORS AND TERMS

The Company currently has twelve directors. Four directors are nominees for election this year. The remaining eight directors will continue to serve the terms described in their biographies.

Our directors serve staggered terms. This is accomplished as follows:

    - each director who is elected at an annual meeting of stockholders serves a three-year term,

    -  the directors are divided into three classes,

    -  the classes are as nearly equal in number as possible, and

    -  the term of each class begins on a staggered schedule.

AGREEMENT TO APPOINT TWO DIRECTORS

In connection with its proposed acquisition of U.S. Trust Corporation, a bank holding company whose principal businesses are personal wealth management services and institutional services, the Company has agreed that if the contemplated transaction closes, the Board of Directors will be expanded to 14 members and the following persons will be appointed to serve on the Board of
Directors:

H. MARSHALL SCHWARZ

Mr. Schwarz, age 63, currently serves as Chairman of the Board and Chief Executive Officer of U.S. Trust Corporation and United States Trust Company of New York. Mr. Schwarz joined United States Trust Company in 1967 after a seven-year association with Morgan Stanley & Co., Incorporated, an investment banking firm. In 1972, he was elect-

                                       15

[side bar]

BIOGRAPHIES

-  ROGER O. WALTHER

NUMBER OF DIRECTORS
AND TERMS

AGREEMENT TO APPOINT
TWO DIRECTORS

BIOGRAPHIES

-  H. MARSHALL SCHWARZ

THE BOARD OF DIRECTORS


ed a Senior Vice President and head of the Banking Division. He was elected Executive Vice President and Chief Operating Officer of United States Trust Company's Bank Group in 1977 and Chief Operating Officer of the Asset Management Group in 1979. Mr. Schwarz served as President of U.S. Trust Corporation and United States Trust Company from June 1986 through January 1990 and became Chairman and Chief Executive Officer effective February 1, 1990. He is also a director of Atlantic Mutual Companies, a property and casualty insurance company, and Bowne & Co., Inc., a financial printer and information and document management company. Mr. Schwarz is a trustee and former Chairman of the Board of the American Red Cross in Greater New York, a trustee of Teachers College-Columbia University and the Camille and Henry Dreyfus Foundation, Inc., and President of the Board of Trustees of Milton Academy.


JEFFREY S. MAURER

Mr. Maurer, age 52, currently serves as President of U.S. Trust Corporation and United States Trust Company of New York and is a director of both companies. Mr. Maurer joined United States Trust Company in 1970 and was made manager of the Asset Management and Private Banking Group in 1978. He was elected Senior Vice President in November 1980, Executive Vice President in May 1986, President effective February 1990 and Chief Operating Officer in December of 1994. Mr. Maurer is also a director of the Greater New York Mutual Insurance Companies, a property and casualty insurance company. He is a trustee of Alfred University, a director and Treasurer of The Children's Health Fund, a director of The Hebrew Home for the Aged and the Riverdale Terrance Housing Fund Developmental Company, Inc., a director of Roundabout Theatre Co., a member of the Advisory Board of The Salvation Army of Greater New York, and a director of the North Shore Long Island Jewish Health System.

Mr. Schwarz will be appointed to the class of directors whose term expires in 2002, and Mr. Maurer will be appointed to the class of directors whose term expires in 2001. These appointments will be made only if the proposed acquisition of U.S. Trust Corporation is completed.

                                       16

[side bar]

BIOGRAPHIES

-  JEFFREY S. MAURER


BOARD AND COMMITTEE MEETINGS

---------------------------------------------------------------------------------------------------------------
The Board held eight regular meetings in 1999. Each director attended at least
75% of all Board and applicable committee meetings during 1999. This table describes the Board's committees. The Board does not have a nominating committee or a committee serving a similar function.

NAME OF COMMITTEE                           FUNCTIONS                                          NUMBER OF
AND MEMBERS                                 OF THE COMMITTEE                                   MEETINGS IN 1999
---------------------------------------------------------------------------------------------------------------

AUDIT                                       -  confers with independent auditors and                  4
                                               internal auditors regarding scope of audits
Nancy H. Bechtle                            -  reviews reports of independent auditors and
C. Preston Butcher                             internal auditors
Donald G. Fisher                            -  reviews recommendations about internal
Anthony M. Frank                               controls
Frank C. Herringer                          -  recommends selection of independent auditors
Stephen T. McLin *                             to the Board
Arun Sarin

---------------------------------------------------------------------------------------------------------------
COMPENSATION                                -  determines the compensation of the Co-Chief            8
                                               Executive Officers
Nancy H. Bechtle                            -  reviews and approves:
C. Preston Butcher                             -  executive compensation philosophy
Stephen T. McLin                               -  programs for annual and long-term executive
Condoleezza Rice                                  compensation
George P. Shultz                               -  other executive programs
Roger O. Walther*                           -  has authority to grant options and other
                                               equity awards under stock incentive
                                               plans and bonus awards under executive
                                               incentive plans

---------------------------------------------------------------------------------------------------------------
CUSTOMER                                    -  monitors service quality                               2
QUALITY                                     -  assesses customer satisfaction and reviews
ASSURANCE                                      results of Charles Schwab & Co., Inc.
                                               customer surveys
Nancy H. Bechtle                            -  proposes initiatives to research service
Donald G. Fisher                               quality
Anthony M. Frank*
Frank C. Herringer
Condoleezza Rice
Charles R. Schwab
George P. Shultz
Roger O. Walther

*  Chairperson

---------------------------------------------------------------------------------------------------------------

                                       17

[side bar]

THIS TABLE DESCRIBES
THE BOARD'S
COMMITTEES.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


During 1999:

   - none of the members of the Board Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

   - none of the members of the Board Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $60,000;

   - none of the Company's executive officers served on the compensation committee (or another board committee with similar functions or, if there was no committee like that, the entire board of directors) of another entity where one of that entity's executive officers served on the Company's Board Compensation Committee;

   - none of the Company's executive officers was a director of another entity where one of that entity's executive officers served on the Company's Board Compensation Committee; and

   - none of the Company's executive officers served on the compensation committee (or another board committee with similar functions or, if there was no committee like that, the entire board of directors) of another entity where one of that entity's executive officers served as a director on the Company's Board.

                                       18

[side bar]

DURING 1999, OUR BOARD
COMPENSATION
COMMITTEE CONSISTED
OF ALL NON-EMPLOYEE
MEMBERS, AND WE DID
NOT HAVE ANY
COMPENSATION
COMMITTEE INTERLOCKS.

DIRECTOR COMPENSATION


We do not pay directors who are also officers of the Company additional compensation for their service as directors. In 1999, compensation for non-employee directors included the following:

   -  an annual retainer of $35,000,
   -  $2,000 for each Board meeting attended,
   - $500 for each Board committee meeting attended on the same day as a Board meeting, and $1,000 for each other Board committee meeting attended,
   -  an annual retainer of $3,000 to committee chairpersons, and
   -  expenses of attending Board and committee meetings.

Non-employee directors may participate in the Directors' Deferred Compensation Plan. Under this plan, in 1999, non-employee directors could defer receipt of all or a portion of their directors' fees and, at their election, receive either:

   -  a grant of stock options which:
      -  have a fair value on the grant date equal to the amount of the deferred fees (as determined under an appropriate options valuation method),
      -  have an option exercise price equal to the fair market value of Company common stock on the date the deferred fee amount would have been paid,
         and
      - vest immediately upon grant and generally expire ten years after the grant date,

                                     - or -

   - upon leaving the Board, the amount that would have resulted from investing the deferred fee amount in Company common stock.

Deferral of fees made after January 1, 2000 (other than deferred fees invested in stock options) will be invested in shares of Company common stock, to be held in a trust and distributed to the director (in shares) when the director leaves the Board. Distributions of previously deferred fees (other than those invested in stock options) will also be made in shares if a director so consents.

In 1999, under the 1992 Stock Incentive Plan, non-employee directors were entitled to an annual, automatic grant of either:

   - options on 2,500 shares of Company common stock if the fair market value of the stock on the grant date was $35 or more, or
   - options on 3,500 shares of Company common stock if the fair market value of the stock on the grant date was less than $35.

"Fair market value" is defined in the 1992 Stock Incentive Plan as the closing price of Company common stock on the date the option is granted.

The annual, automatic option grant to non-employee directors of 2,500 shares of common stock was made on May 17, 1999 at an exercise price of $114.1875 per share. As a result of the July 1, 1999 two-for-one stock split, this stock option grant was adjusted to 5,000 shares with an exercise price of $57.09375.

                                       19

[side bar]

THE COMPANY
PAYS ITS DIRECTORS
WITH CASH AND EQUITY-
BASED COMPENSATION.

SINCE THE INITIAL CASH
DIVIDEND IN 1989, THE
COMPANY HAS PAID 43
CONSECUTIVE QUARTERLY
CASH DIVIDENDS AND
HAS INCREASED THE
CASH DIVIDEND 11 TIMES.
SINCE 1989, CASH DIVI-
DENDS HAVE INCREASED
BY A 34% COMPOUNDED
ANNUAL GROWTH RATE.

PRINCIPAL STOCKHOLDERS


This table shows how much Company common stock is owned by the directors, certain executive officers and owners of more than 5% of the Company's outstanding common stock, as of March 6, 2000.


                 AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

                                                                                                       PERCENT OF
                                                     SHARES           RIGHT TO        RESTRICTED       OUTSTANDING
NAME                                              OWNED (#)(1)     ACQUIRE (#)(2)     STOCK (#)(3)       SHARES
------------------------------------------------------------------------------------------------------------------

CHARLES R. SCHWAB(4)                               175,968,614          2,375,000               -        21.2

SCHWABPLAN RETIREMENT SAVINGS
AND INVESTMENT PLAN(5)                              50,209,123                  -               -         6.0

DAVID S. POTTRUCK(6)                                 4,476,674          4,558,654               -         1.1

NANCY H. BECHTLE                                        39,520            217,211               -           *

C. PRESTON BUTCHER(7)                                  683,789            108,897               -           *

DONALD G. FISHER(8)                                  2,952,374             90,500               -           *

ANTHONY M. FRANK                                       405,000             61,723               -           *

FRANK C. HERRINGER(9)                                   66,824             73,042               -           *

STEPHEN T. MCLIN(10)                                   101,354            100,574               -           *

CONDOLEEZZA RICE                                           900             11,196               -           *

ARUN SARIN                                               2,000             26,729               -           *

GEORGE P. SHULTZ                                        45,000             62,405               -           *

ROGER O. WALTHER (11)                                   90,111             58,946               -           *

DAWN G. LEPORE(12)                                     317,874            885,454         120,000           *

LINNET F. DEILY                                         25,918            157,876         134,250           *

STEVEN L. SCHEID                                        39,431            329,413         120,000           *

LON GORMAN                                              15,764            174,044         156,000           *

DIRECTORS AND EXECUTIVE OFFICERS
AS A GROUP (27 PERSONS)(13)                        187,699,213         14,179,121       1,410,000        23.9

*Less than 1%

(1) Includes shares for which the named person:

    -  has sole voting and investment power,
    -  has shared voting and investment power with his or her spouse, or
    -  holds in an account under The SchwabPlan Retirement Savings and Investment Plan, unless otherwise indicated in the footnotes.

    Excludes shares that:
    -  may be acquired through stock option exercises, or
    -  are restricted stock holdings.

(2) Shares that can be acquired through stock option exercises through May 5, 2000.

(3) Shares subject to a vesting schedule, forfeiture risk and other restrictions.

(4) Includes 5,493,977 shares held by Mr. Schwab's spouse.
    Includes 30,135,972 shares held by a limited liability company.

                                       20

[side bar]

NET INCOME FOR
1999 WAS $589 MILLION,
A 69% INCREASE
OVER 1998.


PRINCIPAL STOCKHOLDERS


    Includes the following shares for which Mr. Schwab disclaims beneficial ownership:

    -  10,340,790 shares held by non-profit public benefit corporations.
    -  63,080 shares held in trusts for which Mr. Schwab acts as trustee.

    Includes the following shares for which Mr. Schwab may be deemed to have shared voting and investment power, but disclaims beneficial ownership:

    -  1,065,658 shares held by investment companies and managed by a wholly-owned subsidiary of the Company.

    Mr. Schwab's address is c/o The Charles Schwab Corporation, 120 Kearny Street, San Francisco, California 94108.

(5) As of March 6, 2000, The SchwabPlan Retirement Savings and Investment Plan held a total of 50,209,123 shares of which:

    -  49,581,990 shares were held by participants under the plan, and
    -  627,133 unallocated shares were held under the Employee Stock Ownership Plan ("ESOP") component of the plan.

    Participants direct the voting and disposition of shares held for their benefit or allocated to their plan accounts. The purchasing agent votes and disposes of plan participants' unvoted shares and unallocated shares held under the ESOP component of the overall plan. The plan's purchasing agent may only vote or dispose of these unvoted and unallocated shares held in the
    ESOP component of the overall plan, in the same proportion as shares directed by participants in the ESOP component of the overall plan, unless the purchasing agent receives specific instructions from a plan fiduciary that has power to direct the purchasing agent.

    The address of The SchwabPlan Retirement Savings and Investment Plan is c/o The Charles Schwab Corporation, 101 Montgomery
    Street, San Francisco, California 94104.

(6) Includes 66,567 shares held by Mr. Pottruck's spouse and children.

    Includes the following shares for which Mr. Pottruck disclaims beneficial ownership:

    -  407,795 shares held in trusts for which Mr. Pottruck acts as trustee.
    -  240,624 shares held by a non-profit public benefit corporation.

(7) Includes 182,165 shares held by Mr. Butcher's spouse.

(8) Includes 2,358,250 shares held in certain charitable remainder trusts by Mr. Fisher and his spouse.

    Includes the following shares for which Mr. Fisher has shared voting and investment power, but disclaims beneficial ownership:

    -  260,000 shares held by a non-profit public benefit corporation established by Mr. Fisher.

(9) Includes 33,750 shares held by Mr. Herringer's spouse.

(10)Includes 9,145 shares held by a non-profit public benefit corporation established by Mr. McLin.

(11)Includes 17,763 shares held by Mr. Walther's spouse.

(12)Includes 13,974 shares held by Ms. Lepore's spouse.

(13)In addition to the officers and directors named in this table, 11 other executive officers are members of the group.

                                       21


[side bar]

SINCE YEAR-END 1989,
THE MARKET PRICE PER
SHARE OF COMPANY
COMMON STOCK HAS
GROWN AT A
COMPOUNDED ANNUAL
RATE OF 56%. THIS
INCREASE CREATED
$31 BILLION IN
STOCKHOLDER WEALTH.

A FUNDAMENTAL TENET
OF THE COMPANY'S
COMPENSATION POLICY IS
THAT SIGNIFICANT EQUITY
PARTICIPATION CREATES A
VITAL LONG-TERM
PARTNERSHIP BETWEEN
MANAGEMENT AND OTHER
STOCKHOLDERS.

PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total returns for Company common stock, the Dow Jones Securities Brokerage Group Index and the Standard & Poor's 500 Index, each of which assumes an initial investment of $100 and reinvestment of dividends.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

--  The Charles Schwab Corporation
--  Dow Jones Securities Brokerage Group Index
--  Standard & Poor's 500 Index

[Graph appears here]


                                                        12/31/94   12/31/95    12/31/96   12/31/97    12/31/98   12/31/99
-------------------------------------------------------------------------------------------------------------------------

THE CHARLES SCHWAB CORPORATION                             $100       $174        $279       $552      $1,114     $1,519

DOW JONES SECURITIES BROKERAGE GROUP INDEX                 $100       $137        $207       $376        $428       $663

STANDARD & POOR'S 500 INDEX                                $100       $138        $169       $226        $290       $351





                                       22

[side bar]

ON A DIVIDEND-
REINVESTED BASIS, FROM
DECEMBER 31, 1994
THROUGH DECEMBER 31,
1999, THE CUMULATIVE
TOTAL RETURN FOR
COMPANY COMMON
STOCK WAS 1,419%,
COMPARED TO 563% FOR
THE DOW JONES
SECURITIES BROKERAGE
GROUP INDEX AND 251%
FOR THE STANDARD
& POOR'S 500 INDEX.

SUMMARY COMPENSATION TABLE


This table shows, for the last three fiscal years, compensation information for the Company's Co-Chief Executive Officers and the next four most highly compensated executive officers. We refer to each of these officers as a "named executive officer."


SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                ANNUAL COMPENSATION                           AWARDS
------------------------------------------------------------------------------------------------------------------------------------
                                                                      OTHER ANNUAL   RESTRICTED    SECURITIES         ALL OTHER
NAME AND                                                              COMPENSATION   STOCK AWARDS  UNDERLYING        COMPENSATION
PRINCIPAL POSITION                 YEAR    SALARY ($)   BONUS ($)(1)   ($)(2)(3)      ($)(4)(5)    OPTIONS(#)(5)        ($)(6)
------------------------------------------------------------------------------------------------------------------------------------

CHARLES R. SCHWAB                  1999    $800,004     $8,200,225             -             0             0              $14,759
Chairman and Co-Chief Executive    1998    $800,004     $6,145,225             -             0     2,100,000              $19,472
Officer                            1997    $800,004     $6,362,225             -             0             0              $16,601

DAVID S. POTTRUCK                  1999    $800,004     $8,200,225             -             0             0              $14,759
President and Co-Chief Executive   1998    $800,004     $6,145,225             -             0     5,700,000              $19,472
                                   1997    $695,004     $4,319,225             -             0             0              $16,601

DAWN G. LEPORE                     1999    $475,000     $1,830,537    $1,433,320             0        90,000              $14,759
Vice Chairman, Executive Vice      1998    $385,833       $650,225      $609,686    $1,569,996       225,002              $19,472
President and Chief                1997    $372,500       $839,730      $119,839             0       157,502              $16,601
Information Officer

LINNET F. DEILY                    1999    $452,500     $1,802,943             -             0        90,000              $14,759
Vice Chairman and Executive Vice   1998    $369,167       $800,225       $59,957    $1,373,747       195,002              $19,472
President                          1997    $313,334       $479,637      $243,155      $117,375       106,500              $14,389

STEVEN L. SCHEID                   1999    $439,167     $1,786,777             -             0        90,000              $14,759
Vice Chairman and Executive Vice   1998    $379,167       $775,225          $620    $1,569,996       225,002              $19,472
President                          1997    $345,833       $749,945      $132,597             0       135,000              $16,601

LON GORMAN                         1999    $399,933     $1,763,537             -             0        90,000              $14,759
Vice Chairman and Executive Vice   1998    $340,000       $810,225          $629    $1,569,996       225,002              $19,472
President                          1997    $318,666       $492,569          $173      $463,500        45,000              $16,601

(1)  For Mr. Schwab, includes amounts paid under his employment agreement dated March 31, 1995.  (See "Employment Agreement and
     Name Assignment" in Appendix A.)

(2)  "Other Annual Compensation" includes payments that are not properly categorized as salary or bonus. The following chart explains payments to the named executive officers listed below arising out of certain restricted stock grants.


SUMMARY COMPENSATION TABLE



                                              CASH PAYMENT BASED ON      PAR VALUE PAYMENT          TOTAL
             NAME                  YEAR        SCHWAB PERFORMANCE*       ON RESTRICTED STOCK**
             --------------------------------------------------------------------------------------------

             MS. LEPORE            1999            $1,433,320                       0          $1,433,320
                                   1998              $608,766                    $620            $609,386
                                   1997              $119,602                    $237            $119,839

             MS. DEILY             1999                     0                       0                   0
                                   1998                     0                    $542                $542
                                   1997                     0                    $201                $201

             MR. SCHEID            1999                     0                       0                   0
                                   1998                     0                    $620                $620
                                   1997                     0                       0                   0

             MR. GORMAN            1999                     0                       0                   0
                                   1998                     0                    $629                $629
                                   1997                     0                    $173                $173


                  *  Some executive officers received cash payments based on Company common stock (including price appreciation and dividend reinvestment) outperforming, by a specified margin, the return on the Standard & Poor's 500 Index. These payments are intended to encourage executives to continue holding Company stock after vesting by helping them satisfy the income tax liability resulting from the vesting of the shares.

                  ** Consists of payment by the Company of the par value of restricted stock awarded to named executive officers.

             (3)  "Other Annual Compensation" includes relocation expenses and related tax gross-up payments
                  (explained below), in addition to other perquisites, as shown in the following chart.


                      RELOCATION             TAX GROSS-UP
                       EXPENSES                PAYMENTS                    OTHER PERQUISITES             TOTAL
                   1998        1997         1998        1997              1998           1997       1998       1997
-------------------------------------------------------------------------------------------------------------------

MS. DEILY       $21,277    $163,252       $2,059     $42,032           $36,079        $37,670    $59,415   $242,954

MR. SCHEID           --     $93,943           --      $8,962               --         $29,692         --   $132,597

SEC regulations exclude from proxy statement reporting requirements a named executive officer's perquisites if their value in any year does not exceed the lesser of (a) $50,000 or (b) 10% of the total of the named executive officer's annual salary and bonus for that year. Based on these regulations, we have reported perquisites only for Ms. Deily for 1997 and 1998 and Mr. Scheid for 1997.

Ms. Deily's expenses were for relocation from Houston, Texas to San Francisco, California, and Mr. Scheid's expenses were for relocation from Scottsdale, Arizona to San Francisco. Because some of the relocation expense payments were considered taxable income, Ms. Deily and Mr. Scheid received tax gross-up payments to cover the taxes on that income.

                                       24

[side bar]

IN 1999, THE
COMPANY ACHIEVED ITS
TENTH CONSECUTIVE
YEAR OF RECORD
REVENUES AND NINTH
CONSECUTIVE YEAR OF
RECORD EARNINGS.


SUMMARY COMPENSATION TABLE


             (4)  RESTRICTED STOCK - - DATE OF GRANT VALUE.  This column shows the market value of restricted stock awards on date of grant.

                  RESTRICTED STOCK - - YEAR-END VALUE. The following chart shows the number and year-end value of all shares of unvested restricted stock held on December 31, 1999 by named executive officers (except for Mr. Schwab and
                  Mr. Pottruck, who held none). The year-end value is based on the closing sale price of Company common stock on that date ($38.25).


                                                              NUMBER OF         YEAR-END
                                            NAME              SHARES            VALUE
                                            --------------------------------------------
                                            MS. LEPORE          120,000       $4,590,000
                                            MS. DEILY           141,000       $5,393,250
                                            MR. SCHEID          120,000       $4,590,000
                                            MR. GORMAN          169,500       $6,483,375


                  RESTRICTED STOCK - - RIGHTS.  Restricted stockholders have voting and dividend rights.

                  RESTRICTED STOCK - - VESTING SCHEDULE.

                     -  50% of the shares vest three years after the grant date, and

                     -  the remaining 50% of the shares vest four years after the grant date.

             (5) Adjusted for the July 1, 1999 two-for-one stock split of Company common stock.

             (6) Represents Company contributions under The SchwabPlan Retirement Savings and Investment Plan.


[side bar]

THE COMPANY AND ITS
SUBSIDIARIES PROVIDE
SECURITIES BROKERAGE
AND RELATED FINANCIAL
SERVICES FOR 6.6 MILLION
ACTIVE CUSTOMER
ACCOUNTS. CUSTOMER
ASSETS IN THESE
ACCOUNTS TOTALED
$725.2 BILLION AT
DECEMBER 31, 1999, UP
48% OVER YEAR-END
1998.

OPTION GRANTS


This table shows stock option grants to the named executive officers during the last fiscal year.


OPTIONS GRANTED IN 1999
                                                   INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE VALUE AT
                                                                                                ASSUMED ANNUAL RATES OF STOCK
                                                                                                PRICE APPRECIATION FOR OPTION
                                                                                                           TERM (2)

                                   NUMBER OF       % OF TOTAL
                                  SECURITIES          OPTIONS     EXERCISE
                                  UNDERLYING       GRANTED TO      OR BASE
                                     OPTIONS     EMPLOYEES IN        PRICE     EXPIRATION
NAME                          GRANTED (#)(1)      FISCAL YEAR       ($/SH)           DATE         5% ($)        10% ($)
-------------------------------------------------------------------------------------------------------- ------------------

CHARLES  R. SCHWAB                         0                0            -              -              0              0

DAVID S. POTTRUCK                          0                0            -              -              0              0

DAWN G. LEPORE                        90,000             .72%     $34.9688      2/25/2009     $1,883,043     $4,862,613

LINNET F. DEILY                       90,000             .72%     $34.9688      2/25/2009     $1,883,043     $4,862,613

STEVEN L. SCHEID                      90,000             .72%     $34.9688      2/25/2009     $1,883,043     $4,862,613

LON GORMAN                            90,000             .72%     $34.9688      2/25/2009     $1,883,043     $4,862,613

(1)  These options were granted in February 1999 under the 1992 Stock Incentive Plan. The grants have been adjusted for the
     July 1, 1999 two-for-one stock split of Company common stock. These options:

    -  were generally granted as 50% non-qualified stock options and 50% incentive stock options (except as limited by tax law),
    -  were granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant,
    -  expire ten years from the date of grant, unless otherwise earlier terminated because of certain events related to termination of employment, and
    -  vest in 25% increments on each anniversary date of the grant, subject to the terms and conditions of the plan.

(2)  Based on the SEC's rules, we use a 5% and 10% assumed rate of appreciation over the ten-year option term. This does not represent the Company's estimate or projection of the future common stock price. If Company common stock does not appreciate above the exercise price, the named executive officers will receive no benefit from the options.


OPTIONS EXERCISED

This table shows stock option exercises and the value of unexercised stock options held by the named executive officers during the last fiscal year.


------------------------------------------------------------------------------------------------------------------------------------
AGGREGATED OPTION EXERCISES IN 1999
AND FISCAL YEAR-END OPTION VALUES(1)

                                                            NUMBER OF SECURITIES
                           SHARES                          UNDERLYING UNEXERCISED                 VALUE OF UNEXERCISED
                         ACQUIRED                                OPTIONS AT                       IN-THE-MONEY OPTIONS
                      ON EXERCISE     VALUE REALIZED          FISCAL YEAR-END (#)               AT FISCAL YEAR-END ($)(3)
NAME                          (#)             ($)(2)     EXERCISABLE    UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------------

CHARLES R. SCHWAB       1,956,250        $60,095,761       2,375,000        1,575,000      $74,238,716        $42,032,813
DAVID S. POTTRUCK       2,984,348       $118,900,210       7,744,654        5,175,000     $274,115,659        $89,732,812
DAWN G. LEPORE            252,676        $11,596,064         767,328          337,500      $25,526,001         $6,805,696
LINNET F. DEILY           135,755         $5,186,405          78,751          383,637       $2,091,283         $8,507,475
STEVEN L. SCHEID           70,000         $2,477,906         290,000          405,002       $8,842,031         $9,081,144
LON GORMAN                119,670         $3,553,607         232,537          462,539       $7,305,075        $11,156,584

(1) Adjusted for the July 1, 1999 two-for-one stock split of Company common stock.

(2) This number is calculated as follows:

    -  if upon exercising the stock options, the named executive officer kept the shares he or she acquired, then by averaging the high and low market prices of Company stock on the date of exercise to get the "market price," or

    -  if upon exercising the stock options, the named executive officer sold the shares he or she acquired, then by using the sale price as the "market price,"

    -  then subtracting the option exercise price from the market price to get the "value realized per share," and

    -  then multiplying  the value realized per share by the number of shares acquired upon exercise.

    The amounts in this column may not represent amounts actually realized by the named executive officers.

(3) This number is calculated by:

    -  subtracting the option exercise price from the Company's December 31, 1999 average market price ($38.25 per share, as reported in the New York Stock Exchange Composite Transactions Index) to get the "average value per option," and

    -  then multiplying the average value per option by the number of exercisable and unexercisable options.

    The amounts in this column may not represent amounts that will actually be realized by the named executive officers.


[side bar]

THE COMPANY'S
REVENUES WERE
$3.945 BILLION IN 1999,
UP 44% OVER 1998.

COMPENSATION COMMITTEE REPORT


In this section, we describe our executive compensation policies and practices, including the compensation we pay our Co-Chief Executive Officers and the next four most highly compensated executive officers.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

During 1999, the Compensation Committee of the Company's Board of Directors consisted of Roger O. Walther, Nancy H. Bechtle, C. Preston Butcher, Stephen T. McLin, Condoleezza Rice and George P. Shultz. No member of our committee during 1999 was an employee of the Company or any of its subsidiaries. Each member qualifies as a "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934 and as an "outside director" under Section 162(m) of the Internal Revenue Code.

Our committee has overall responsibility for the Company's executive compensation policies and practices. Our committee's functions include:

   -  determining the compensation of the Co-Chief Executive Officers, Charles
      R. Schwab and David S. Pottruck,

   - on recommendation of the Co-Chief Executive Officers, reviewing and approving the other executive officers' compensation, including salary and payments under the annual executive bonus plans, and

   -  granting awards under the Company's stock incentive plans.

Our committee is providing the following report on the Company's executive compensation policies, the relationship of the Company's performance to executive compensation, and the Co-Chief Executive Officers' compensation.

COMPENSATION POLICIES

The Company's executive compensation policies are designed to address a number of objectives, including rewarding financial performance and motivating executive officers to achieve significant returns for stockholders. The Company's policies rely on two principles:

   - first, a significant portion of executive officers' total compensation should be in the form of stock and stock-based incentives, and

   - second, a large portion of their cash compensation should be at risk and vary, depending on meeting stated financial objectives.

When establishing salaries, bonus levels and stock-based awards for executive officers, our committee considers the individual's role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies, based on periodic reviews of competitive data obtained from independent consultants. Our committee reviews companies whose size, rates of growth and financial returns are similar to the Company's, including some of the companies in the Dow Jones Securities Brokerage Group Index.

Our committee selects companies outside the financial services industry for inclusion

[side bar]

IN THIS SECTION, WE
DESCRIBE THE
COMPENSATION WE PAY
OUR CO-CHIEF EXECUTIVE
OFFICERS AND THE NEXT
FOUR MOST HIGHLY
COMPENSATED
EXECUTIVE OFFICERS.

COMPENSATION POLICIES

COMPENSATION COMMITTEE REPORT


in the review based on the extent to which they satisfy a list of selection criteria, including size, growth rates, similar financial performance, leadership status in their industry, reputation for innovation, and the extent to which they compete with the Company for executives. Not all of these criteria will necessarily be satisfied in any particular case. Our committee includes in its review companies other than those included in the Dow Jones Securities Brokerage Group Index because the Company frequently recruits executives from outside the financial services industry, depending on the specific skills required for the position.

Our committee uses comparative data to set compensation targets that will provide executive officers with total compensation that:

   - exceeds the average amounts paid to similar executives of comparable companies in years in which the Company achieves superior performance, and

   - falls below the average of amounts paid to similar executives of compar-able companies in years in which the Company fails to achieve superior performance.

However, our committee also makes discretionary and subjective determinations of appropriate compensation amounts to reflect, for example, the Company's philosophy of compensating executives for the success they achieve in managing specific enterprises.

In Mr. Pottruck's case, our committee places considerable weight on the recommendations of Mr. Schwab, and in the case of executive officers other than Mr. Schwab and Mr. Pottruck, our committee places considerable weight on the recommendations of Mr. Schwab and Mr. Pottruck.

THE IMPORTANCE OF OWNERSHIP

A fundamental tenet of the Company's compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. Through various stock incentive plans and The SchwabPlan Retirement Savings and Investment Plan, the benefits of equity ownership are extended to executive officers and employees of the Company and its subsidiaries. As of March 6, 2000, the directors and executive officers of the Company owned an aggregate of 189,109,213 shares (including restricted shares) and had the right to acquire an additional 14,179,121 shares upon the exercise (on or before May 5, 2000) of employee stock options.

The SchwabPlan Retirement Savings and Investment Plan held 49,581,990 shares which were allocated to participants' accounts on March 6, 2000. The Company intends to continue its strategy of encouraging its employees to become stockholders.

The performance graph on page 22 of this proxy statement compares changes in the Company's cumulative total returns with those of the Dow Jones Securities Brokerage Group Index and the Standard & Poor's 500 Index. From December 31, 1994 through December 31, 1999, the cumulative total return for Company common stock was 1,419%. By comparison,

[side bar]

THE IMPORTANCE OF
OWNERSHIP

COMPENSATION COMMITTEE REPORT


in the same period the Dow Jones Securities Brokerage Group Index grew 563% and the Standard & Poor's 500 Index grew 251%. Our committee believes employees' equity participation in the Company is a meaningful factor contributing to the Company's success.

ANNUAL BASE SALARY

The Company believes that base salary is frequently a significant factor in attracting, motivating and retaining skilled executive officers. Accordingly, our committee reviews base salaries of executive officers annually and generally sets the base salary of executive officers at or near the average of the levels paid by the other companies it reviews. (See "Compensation Policies" earlier in this report.)

VARIABLE COMPENSATION

CORPORATE EXECUTIVE BONUS PLAN

The Corporate Executive Bonus Plan covers all executive officers except Mr. Schwab, and pays bonuses each year based on corporate performance. (Mr. Schwab is covered under an employment agreement with the Company. See "Co-Chief Executive Officers' Compensation" later in this report.) Depending on the Company's pre-tax profit margin and net revenue growth, the bonus plan is paid out at a percentage of each participant's bonus target. Targets are expressed as a percentage of base salary, which our committee determines based on the factors discussed earlier in this report. (See "Compensation Policies.")

Our committee sets target bonuses in the first quarter of each year based on the recommendations of Mr. Schwab and Mr. Pottruck (except that Mr. Pottruck's target bonus is based on the recommendation of Mr. Schwab only). In the case of Mr. Pottruck, who receives all of his annual incentive compensation under this bonus plan, our committee determined that it would be appropriate to set a target bonus for 1999 that would result in an annual bonus payment to Mr. Pottruck equal to the annual bonus payable to Mr. Schwab under his employment agreement, depending on our corporate performance. (See "Co-Chief Executive Officers' Compensation" later in this report.) In the case of the remaining executive officers, the target bonuses for 1999 under this bonus plan can be up to 50% of base salary. These remaining executive officers also participate in the Annual Executive Individual Performance Plan (discussed later in this report).

The target bonus is adjusted upward or downward, according to a payout matrix our committee adopted when we set the target bonus. This results in a payout of a multiple (or fraction) of the target bonus depending on our corporate performance. The factors determining bonuses in the matrix are pre-tax profit margin and net revenue growth. In general, a given percentage change in pre-tax profit margin will have a greater impact on the determination of bonus payments than the same percentage change in the net revenue growth rate. In 1999, the Company achieved a pre-tax profit margin of 24.6% and net revenue growth of 44%. Based on this performance, executive officers

[side bar]

ANNUAL BASE SALARY

VARIABLE COMPENSATION

COMPENSATION COMMITTEE REPORT


received bonuses exceeding their target bonus amounts in 1999.

ANNUAL EXECUTIVE INDIVIDUAL PERFORMANCE PLAN

The Annual Executive Individual Performance Plan pays bonuses to executive officers other than Mr. Schwab and Mr. Pottruck based on a subjective determination of each officer's individual contribution to the attainment of corporate performance objectives. Our committee makes this determination based on the recommendations of Mr. Schwab and Mr. Pottruck. In general, their recommendations are based in significant part on the officer's success in achieving specific goals identified in the officer's business plan.

The amount available for payments under the individual performance plan is generally calculated by multiplying the amounts payable to the participants under the Corporate Executive Bonus Plan by a fixed amount. Individual bonuses under the individual performance plan may vary, depending on individual achievements. However, the aggregate amount of bonuses payable to executive officers, as a group, under the individual performance plan is based strictly on our corporate performance.

1992 STOCK INCENTIVE PLAN

In 1992, the Board approved the 1992 Stock Incentive Plan, which was approved by the Company's stockholders at the 1992 annual meeting and became effective on May 8, 1992. Under the plan our committee grants stock options and restricted stock to executive officers, based on the factors discussed earlier in this report. (See "Compensation Policies.")

Our committee has had a policy of granting infrequent and large stock option and restricted stock awards to executive officers, supplemented with smaller annual grants, because of our belief that an emphasis on large, but infrequent, awards provides a more powerful incentive to executive officers to achieve sustained growth over the long term. Our committee intends that stock-based incentives will be the sole long-term incentives payable to executive officers.

During 1999, our committee granted stock options to each of the Company's executive officers (except Mr. Schwab and Mr. Pottruck). To determine the size of the grants, our committee reviewed data obtained from an independent consultant concerning levels of long-term compensation for executive officers of selected financial services companies and companies of comparable size, rates of growth, and/or financial returns.

CO-CHIEF EXECUTIVE OFFICERS' COMPENSATION

CHARLES R. SCHWAB

Mr. Schwab, Chairman and Co-Chief Executive Officer, is compensated based on an employment agreement that was entered into between the Company and Mr. Schwab and approved by the stockholders, effective March 31, 1995. (See "Employment Agreement and Name Assignment" in Appendix A.) Under the terms of his employment agreement, Mr.

[side bar]

VARIABLE COMPENSATION

CO-CHIEF EXECUTIVE
OFFICERS' COMPENSATION

COMPENSATION COMMITTEE REPORT


Schwab receives a base salary of $800,004. Mr. Schwab's annual bonus, if any, is a multiple of his base salary. The multiple is based on our corporate pre-tax profit margin and net revenue growth for the year, and is determined under a matrix adopted by our committee. Our committee has the authority to adjust the matrix from time to time (provided that for any year we may not change the matrix more than 90 days after the beginning of the year).

Our committee believes that Mr. Schwab's leadership is a vital factor in our corporate success. Specifically, our committee believes that:

   - MR. SCHWAB PROVIDES THE LEADERSHIP, VISION AND INSPIRATION FOR INNOVATION THAT HAS GENERATED CORPORATE GROWTH AND SUPERIOR PERFORMANCE,

   - THE OVERALL STRATEGIC DIRECTION DEVELOPED BY MR. SCHWAB IS CRITICAL TO ENHANCING THE FUTURE LONG-TERM VALUE OF THE COMPANY FOR ITS STOCKHOLDERS, AND

   - MR. SCHWAB'S LEADERSHIP HAS ENABLED THE COMPANY, ON THE WHOLE, TO SUBSTANTIALLY OUTPERFORM BOTH THE DOW JONES SECURITIES BROKERAGE GROUP INDEX AND THE STANDARD & POOR'S 500 INDEX OVER THE PAST FIVE YEARS.

The Company attained a pre-tax profit margin of 24.6% and net revenue growth of 44% in 1999, which resulted in pre-tax profit of $971 million. The amount of Mr. Schwab's annual bonus for 1999 was $8,200,000.

DAVID S. POTTRUCK

Mr. Pottruck, President and Co-Chief Executive Officer, is compensated in the form of a base salary and an annual bonus payable under the Corporate Executive Bonus Plan that is dependent on our corporate pre-tax profit margin and net revenue growth. (See "Corporate Executive Bonus Plan" earlier in this report.) For 1999, our committee determined that, based on the relative responsibilities of Mr. Schwab and Mr. Pottruck, it was appropriate for Mr. Pottruck to receive a base salary equal to the base salary payable to Mr. Schwab under his employment agreement. For the same reason we determined it to be appropriate to set a target bonus for Mr. Pottruck under the Corporate Executive Bonus Plan that would cause Mr. Pottruck to receive an annual bonus equal to the annual bonus payable to Mr. Schwab under his employment agreement, depending on our corporate performance. Specifically, our committee believes that:

   - MR. POTTRUCK PROVIDES STRATEGIC AND DAY-TO-DAY LEADERSHIP THAT HAS CONTRIBUTED AND CONTINUES TO CONTRIBUTE SIGNIFICANTLY TO THE COMPANY'S GROWTH AND SUPERIOR PERFORMANCE,

   - MR. POTTRUCK GUIDES THE COMPANY IN THE DELIVERY OF HIGHLY COMPETITIVE PRODUCTS AND SERVICES TO ITS CUSTOMERS, AND THIS ABILITY TO
      COMPETE IS IMPERATIVE TO BUILDING FUTURE LONG-TERM VALUE FOR STOCKHOLDERS, AND

   -  OVER THE PAST FIVE YEARS, THE COMBINATION OF MR. POTTRUCK'S AND
      MR. SCHWAB'S LEADERSHIP HAS ENABLED THE COMPANY, ON THE WHOLE, TO SUBSTAN-TIALLY OUTPERFORM BOTH THE DOW JONES SECURITIES BROKERAGE GROUP INDEX AND THE STANDARD & POOR'S 500 INDEX.

[side bar]

CO-CHIEF EXECUTIVE
OFFICERS' COMPENSATION

COMPENSATION COMMITTEE REPORT


TAX LAW LIMITS ON EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code limits tax deductions for certain executive compensation over $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and stockholders have approved the compensation arrangements. The Company believes that it is generally in the best interests of its stockholders to structure compensation plans so that compensation is deductible under Section 162(m). Accordingly, the Company's Corporate Executive Bonus Plan and 1992 Stock Incentive Plan were approved by the stockholders in 1994 and 1995, and Mr. Schwab's employment agreement was approved by the stockholders in 1995. (See "Employment Agreement and Name Assignment" in Appendix A.) However, the Company believes that there may be times when the benefit of the deduction would be outweighed by other corporate objectives, such as the need for flexibility.

Our committee will continue to monitor issues concerning the tax deductibility of executive compensation and will take appropriate action if we believe it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, our committee is prepared, if we believe it is appropriate, to enter into compensation arrangements or provide compensation under which payments may not be deductible under Section 162(m). Tax deductibility will not be the sole factor we consider in determining appropriate levels or types of compensation.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Roger O. Walther, Chairman

Nancy H. Bechtle

C. Preston Butcher

Stephen T. McLin

Condoleezza Rice

George P. Shultz

[side bar]

TAX LAW LIMITS ON
EXECUTIVE
COMPENSATION

OTHER INFORMATION


CERTAIN TRANSACTIONS

Directors and executive officers may maintain margin trading accounts with Charles Schwab & Co., Inc. Extensions of credit in such accounts:

   -  are made in the ordinary course of business,

   - are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and

   - do not involve more than the normal risk of collectibility or present other unfavorable features.

Employees and directors of the Company who engage in brokerage transactions at Charles Schwab & Co., Inc. receive a 20% discount from its standard commission rates for brokerage transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that during 1999, all filings with the SEC by its officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of Company common stock under Section 16(a) of the Securities Exchange Act of 1934, except with respect to Elizabeth G. Sawi's initial beneficial ownership report and John Coghlan's report concerning his December 1999 transactions. The Company filed both reports on behalf of Ms. Sawi and Mr. Coghlan. Although Ms. Sawi's report was filed on time, it inadvertently omitted shares of Company common stock held for her account in the Employee Stock Ownership Plan (ESOP) component of The SchwabPlan Retirement Savings and Investment Plan. Mr. Coghlan's report was also filed on time, but it inadvertently omitted two gifts of shares of Company common stock made by Mr. Coghlan.

INDEPENDENT AUDITORS

Our Board has selected Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year. They have served as auditors for Charles Schwab & Co., Inc. or the Company since 1976. We expect representatives of Deloitte & Touche LLP to attend the meeting in order to respond to questions from stockholders, and they will have the opportunity to make a statement.

STOCKHOLDER PROPOSALS

If you want us to consider including a proposal in our proxy statement next year, you must deliver it to the Company's Corporate Secretary at our principal executive office no later than November 27, 2000. The Company's bylaws contain specific procedural requirements regarding a stockholder's ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. If you would like a copy of the procedures contained in our bylaws, please contact:

Assistant Corporate Secretary
The Charles Schwab Corporation
101 Montgomery Street (88/5)
San Francisco, California 94104
(415) 636-1337

[side bar]

CERTAIN TRANSACTIONS

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING
COMPLIANCE

INDEPENDENT AUDITORS

STOCKHOLDER
PROPOSALS

OTHER INFORMATION


COSTS OF PROXY SOLICITATION

The Company is paying for distributing and soliciting proxies. As a part of this process, the Company reimburses brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to stockholders. The Company is not using an outside proxy solicitation firm this year, but employees of the Company or its subsidiaries may solicit proxies through mail, telephone or other means. Employees do not receive additional compensation for soliciting proxies.

INCORPORATION BY REFERENCE

The Company's filings with the SEC sometimes "incorporate information by reference." This means that the Company is referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on the SEC's rules, the performance graph on page 22 of this proxy statement and the "Board Compensation Committee Report on Executive Compensation" on page 28 specifically are not incorporated by reference into any other filings with the SEC.

You are receiving this proxy statement as part of the proxy materials for the annual meeting of stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of Company stock.

TICKETS AND INTERNET ACCESS TO THE ANNUAL MEETING

Seating is limited and, therefore, admission to the annual meeting is by ticket only on a first-come, first-served basis. To request a ticket, you may either:

   -  go to WWW.SCHWABEVENTS.COM,

   -  write the Assistant Corporate Secretary at this address:

      Assistant Corporate Secretary
      The Charles Schwab Corporation
      101 Montgomery Street (88/5)
      San Francisco, CA 94104

                                     - or -

   -  call the Assistant Corporate Secretary at 415-636-1337.

We will also broadcast the annual meeting over the Internet. For information on how to receive the real-time webcast, go to WWW.SCHWABEVENTS.COM.

By Order of the Board of Directors,




/s/ CARRIE E. DWYER
-------------------------
CARRIE E. DWYER
Executive Vice President,
General Counsel and
Corporate Secretary

MARCH 27, 2000

San Francisco, California

[side bar]

COSTS OF PROXY
SOLICITATION

INCORPORATION BY
REFERENCE

ADMISSION TO THE
ANNUAL MEETING IS BY
TICKET ONLY ON A FIRST-
COME, FIRST SERVED
BASIS. YOU MAY ALSO
JOIN US VIA THE REAL-
TIME WEBCAST OF THE
ANNUAL MEETING.

APPENDIX A  DESCRIPTION OF EMPLOYMENT AND SEVERANCE AGREEMENTS


This Appendix A includes descriptions of:

   - agreements between the Company and Charles R. Schwab relating to his employment and the use of the name "Schwab" by The Charles Schwab Corporation, and

   -  certain severance arrangements between the Company and other executives.

EMPLOYMENT AGREEMENT AND NAME ASSIGNMENT

The Company and Mr. Schwab entered into an employment agreement effective March 31, 1995. Stockholders approved the employment agreement. It has an initial term of five years, and provides that as of each March 31, the term of the employment agreement is automatically extended by an additional year, under the same terms and conditions, unless beforehand either party provides notice to the other of an intention not to extend it.

The employment agreement provides for an annual base salary of $800,004 and provides that Mr. Schwab will participate in all compensation and fringe benefit programs made available to other executive officers, including the stock incentive plans. Instead of participating in the executive bonus plans, Mr. Schwab's annual bonus, if any, is a multiple of his base salary. This multiple is based on our corporate pre-tax profit margin and net revenue growth for the year, and is determined under a matrix adopted by the Board Compensation
Committee. The committee has the authority to adjust the matrix periodically (except the committee may not change the matrix more than 90 days after the beginning of any year). The matrix is also adjusted automatically each year, based on increases in the Consumer Price Index.

The employment agreement also provides that certain compensation and benefits will be paid or provided to Mr. Schwab (or his immediate family or estate) if his employment is terminated involuntarily, except for cause, before the expiration of the employment agreement. "Cause" is defined as the commission of a felony, or willful and gross negligence, or misconduct that results in material harm to the Company.

"Involuntary termination" includes Mr. Schwab's resignation following a material change in his capacities or duties at the Company or Charles Schwab & Co., Inc. If an involuntary termination is not due to death, disability or "cause":

   - Mr. Schwab will be entitled to receive for a period of 36 months all compensation to which he would have been entitled had he not been terminated, including his base salary and participation in all bonus, incentive and other compensation benefit plans for which he was or would have been eligible (but excluding additional grants under stock incentive plans), and

   - all his outstanding, unvested awards under stock incentive plans will vest fully on the termination date.

If an involuntary termination is due to disability, Mr. Schwab will be entitled to receive:

   - his base salary, less any payments under the corporate long-term disabi-lity plan,

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EMPLOYMENT AGREEMENT
AND NAME ASSIGNMENT

APPENDIX A DESCRIPTION OF EMPLOYMENT AND SEVERANCE AGREEMENTS


      and benefits (but not bonuses or other incentive compensation) for a period of 36 months from the termination date, and

   - a prorated portion of any bonus or incentive payments for the year in which the disability occurs.

If an involuntary termination is due to death, a lump sum payment will be made to Mr. Schwab's estate equal to five times his then base salary.

If Mr. Schwab voluntarily resigns his employment within 24 months of a change in control of the Company, he will be entitled to receive a prorated portion of any bonus or incentive payments payable for the year in which the resignation occurs. In addition, if Mr. Schwab voluntarily resigns his employment, or his employment is involuntarily terminated, within 24 months of a change in control of the Company, he will have the right (but not the obligation) to enter into a consulting arrangement with the Company. Under that arrangement Mr. Schwab would provide certain consulting services to the Company for a period of five years for an annual payment equal to $1 million or 75% of his then base salary, whichever is less.

The employment agreement prohibits Mr. Schwab from becoming associated with any business competing with the Company for a period of five years following a voluntary resignation of employment. (However, that restriction does not apply if Mr. Schwab resigns his employment within 24 months of a change in control of the Company.)

The Company and Charles Schwab & Co., Inc. also are parties to an Assignment and License agreement with Mr. Schwab that was approved in July 1987 by the Company's non-employee directors. Under the agreement, Mr. Schwab has assigned to the Company all service mark, trademark, and trade name rights to Mr. Schwab's name (and variations on the name) and likeness. However, Mr. Schwab has retained the perpetual, exclusive, irrevocable right to use his name and likeness for any activity other than the financial services business.

Beginning immediately after any termination of his employment, Mr. Schwab will be entitled to use his likeness in the financial services business for some purposes (specifically, the sale, distribution, broadcast and promotion of books, videotapes, lectures, radio and television programs, and also any financial planning services that do not directly compete with any business in which the Company or its subsidiaries are then engaged or plan to enter within three months). Beginning two years after any termination of his employment, Mr. Schwab may use his likeness for all other purposes, as long as that use does not cause confusion about whether the Company is involved with goods or services actually marketed by Mr. Schwab or by third parties unrelated to the Company.

So long as Mr. Schwab does not cause actual confusion among customers, he will at all times be able to use his own name to identify himself, but not as a service mark, trademark or trade name in the financial services business. The Assignment and License agreement defines the "financial

[side bar]

EMPLOYMENT AGREEMENT
AND NAME ASSIGNMENT

APPENDIX A DESCRIPTION OF EMPLOYMENT AND SEVERANCE AGREEMENTS


services business" as the business in which Charles Schwab & Co., Inc. is currently engaged and any additional and related businesses in which that firm or the Company is permitted to engage under rules and regulations of applicable regulatory agencies. The Company's ability to assign or license the right to use Mr. Schwab's name and likeness is severely limited during Mr. Schwab's lifetime.

No cash consideration is to be paid to Mr. Schwab for the name assignment while he is employed by the Company or, after that employment terminates, while he is receiving compensation under an employment agreement with the Company. Beginning when all such compensation ceases, and continuing for a period of 15 years, Mr. Schwab or his estate will receive three-tenths of one percent (0.3%) of the aggregate net revenues of the Company (on a consolidated basis) and those of its unconsolidated assignees and licensees that use the name or likeness. These payments may not, however, exceed $2 million per year, adjusted up or down to reflect changes from the cost of living prevailing in the San Francisco Bay Area during specified months in 1987, and they will terminate if the Company and its subsidiaries cease using the name and likeness.

CERTAIN SEVERANCE ARRANGEMENTS

The Company has a Change in Control Severance Plan, which covers certain executive officers, including those named in the Summary Compensation Table (except Mr. Schwab). The plan provides that if:

   - the executive is terminated other than for cause within three years after a change in control of the Company, or

   - the executive terminates his or her employment for good reason, as defined in the plan, within that three-year period, or

   - the executive voluntarily resigns during the thirty-day period following the first anniversary of the change in control,

then the executive is entitled to receive:

   - a lump sum severance payment equal to three times the sum of the execu-tive's base salary and highest annual bonus,

   - certain other payments and benefits, including continuation of employee welfare benefits, and

   - an additional payment to compensate him or her for any excise taxes imposed on payments under the severance arrangements.

[side bar]

EMPLOYMENT AGREEMENT
AND NAME ASSIGNMENT

CERTAIN SEVERANCE
AGREEMENTS

APPENDIX B DESCRIPTION OF THE CORPORATE EXECUTIVE BONUS PLAN


GENERAL DESCRIPTION OF THE CORPORATE EXECUTIVE BONUS PLAN

PLAN PARTICIPANTS

The participants in the Corporate Executive Bonus Plan, as amended, include the President and Co-Chief Executive Officer, Vice Chairmen, Executive Vice Presidents and, from time to time, certain other officers having comparable positions. Currently, 17 executives participate in the Plan.

DETERMINATION OF BONUS AMOUNTS

The Plan specifies a target bonus for each executive officer, which is expressed as a percentage of that executive's annual base salary, and which depends upon an assessment of that executive's roles and responsibilities. The Board's
Compensation Committee sets target bonuses in the first quarter of each year, based upon the recommendations of the Chairman and Co-Chief Executive Officer and, where appropriate, the President and Co-Chief Executive Officer. The President and Co-Chief Executive Officer receives all of his annual incentive compensation under the Plan. The other 16 executives also participate in the Company's Annual Executive Individual Performance Plan, which pays additional annual bonuses based on the achievement of individual performance goals. The target bonus percentages under the Corporate Executive Bonus Plan, as amended, are:

   - up to 500% of the President and Co-Chief Executive Officer's annual base salary, and

   -  up to 100% of the annual base salaries of the other 16 executives.

The amount of the target bonus is then multiplied by a percentage, which is derived from a matrix fixed by the Compensation Committee in advance, and which can range from:

   -  0% to 500% for the President and Co-Chief Executive Officer, and

   -  0% to 400% for the other 16 executives.

The matrix establishes the relationship between the percentage and the Company's performance for the year relative to its targets of net revenue growth and pre-tax profit margin. In the case of the President and Co-Chief Executive Officer, the Compensation Committee has discretion, subject to the percentage limits mentioned above, to reduce the amount of any payment otherwise required under the Plan. In any event, the amount of base salary included in the computation of the target bonus amount for each participant in any year may not exceed 250% of the base salary, determined as of March 31, 2000, payable to the participant holding the same or substantially similar position on March 31, 2000.

BONUS PAYMENTS

Payments under the Plan for any year are made quarterly based on the Company's year-to-date performance for that year, except that payments to the President and Co-Chief Executive Officer are made annually within a reasonable time after the end of that year. Payments are generally made in cash, except that the Compensation Committee may decide to

[side bar]

GENERAL DESCRIPTION OF
THE CORPORATE
EXECUTIVE BONUS PLAN

APPENDIX B DESCRIPTION OF THE CORPORATE EXECUTIVE BONUS PLAN


make all or a portion of the payments in Company stock or other equity-based awards (including stock options or restricted stock) with equivalent value. However, not more than 0.5% of the Company's outstanding shares may be issued in any year under the Plan (combined with any such shares issued under the Annual Executive Individual Performance Plan).

Amounts payable under the Plan are generally paid in the year in which they are earned or during the following year. However, a recipient may elect to defer receipt of all or any portion of the amounts payable under the Plan until a specified date, or until termination of employment, but deferrals will be paid immediately upon a change of control. Deferrals may be credited with growth rates, determined by the total return that would result from investments in certain registered investment companies selected from time to time by the Company, the allocation among which is determined by the participant.

PLAN ADMINISTRATION

The Compensation Committee administers the Plan and makes all decisions regarding the operation of the Plan and payments under it. The Compensation Committee may amend or terminate the Plan at any time and for any reason.

PLAN BENEFITS TABLE

The table on the next page identifies the amounts that would be payable under the Corporate Executive Bonus Plan, as amended, for 2000, based on:

   - 1999 base salaries and target bonuses (except that the 2000 base salary and target bonus is used for an executive officer who joined the Company in February 2000), and

   - the Company's 1999 net revenue growth of 44% and pre-tax profit margin of 24.6%.

On that basis, the Company's net revenues would increase by approximately $1.7 billion to $5.6 billion, and its pre-tax profit would increase by approximately $420 million to $1.4 billion. On the other hand, if the Company's pre-tax profit margin in 2000 were 15%, and net revenue declined by more than 5%, no bonuses would be payable under the Plan.

[side bar]

GENERAL DESCRIPTION OF
THE CORPORATE
EXECUTIVE BONUS PLAN

APPENDIX B DESCRIPTION OF THE CORPORATE EXECUTIVE BONUS PLAN



PLAN BENEFITS

                                                                           CORPORATE EXECUTIVE
                                                                             BONUS PLAN (3)
NAME                                                                        DOLLAR VALUE ($)
----------------------------------------------------------------------------------------------
CHARLES R. SCHWAB                                                                          N/A
Chairman and Co-Chief Executive Officer (1)

DAVID S. POTTRUCK                                                                  $11,200,000
President and Co-Chief Executive Officer

DAWN G. LEPORE                                                                        $555,156
Vice Chairman, Executive Vice President and Chief Information Officer

LINNET F. DEILY                                                                       $528,859
Vice Chairman and Executive Vice President

STEVEN L. SCHEID                                                                      $513,276
Vice Chairman and Executive Vice President

LON GORMAN                                                                            $461,656
Vice Chairman and Executive Vice President

ALL CURRENT PARTICIPATING EXECUTIVE OFFICERS, AS A GROUP (17 PERSONS)              $17,804,345

ALL CURRENT DIRECTORS WHO ARE NOT EXECUTIVE OFFICERS, AS A GROUP(2)                        N/A

ALL CURRENT EMPLOYEES, OTHER THAN EXECUTIVE OFFICERS, AS                                   N/A
A GROUP(2)

(1)  Mr. Schwab does not participate in the Corporate Executive Bonus Plan.

(2)  Only executive officers are eligible to participate in the Corporate Executive Bonus Plan.

(3)  The following chart lists the 1999 base salaries used in calculating the bonuses shown in the above table for the named executive officers who participate in the Corporate Executive Bonus Plan.


              NAME                        BASE SALARY
              ---------------------------------------

              MR. POTTRUCK                 $800,004

              MS. LEPORE                   $475,000

              MS. DEILY                    $452,500

              MR. SCHEID                   $439,167

              MR. GORMAN                   $399,933


     No executive officer had a 1999 base salary higher than Mr. Pottruck's.


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PLAN BENEFITS TABLE

                                 WWW.SCHWAB.COM

THE CHARLES SCHWAB CORPORATION   101 MONTGOMERY STREET  SAN FRANCISCO, CA  94104
                                          415.627.7000    NYSE STOCK SYMBOL: SCH


























[Recycled symbol appears here]  PRINTED ON RECYCLED PAPER.
MKT3902-1 (3/00)

                         THE CHARLES SCHWAB CORPORATION

                         CORPORATE EXECUTIVE BONUS PLAN

                (AMENDED AND RESTATED, EFFECTIVE JANUARY 1, 2000)

I.       PURPOSES

         The purposes of this Corporate  Executive  Bonus Plan (the "Plan") are:
         (a) to provide greater incentive for key executives continually to exert their best efforts on behalf of The Charles Schwab Corporation (the "Company") by rewarding them for services rendered with compensation that is in addition to their regular salaries; (b) to attract and to retain in the employ of the Company persons of outstanding competence; and (c) to further the identity of interests of such employees with those of the Company's stockholders through a strong performance-based reward system.

II.      FORM OF AWARDS

         1. Incentive compensation awards under this Plan shall be generally granted in cash, less any applicable withholding taxes; provided that the Committee may determine, from time to time, that all or a portion of any award may be paid in the form of an equity based incentive, including without limitation stock options, restricted shares, or outright grants of Company stock. The number of shares and stock options granted in any year, when added to the number of shares and stock options granted for such year pursuant to the Company's Annual Executive Individual Performance Plan, shall in no event exceed .5% of the outstanding shares of the Company.

III.     DETERMINATION OF AWARDS

         1. Incentive awards for participants other than the President/ Co-Chief Executive Officer shall be determined quarterly according to a Corporate Performance Payout Matrix that shall be adopted at the beginning of each year by the Compensation Committee of the Board of Directors (the "Committee"). The Management Committee Corporate Performance Payout Matrix shall use net revenue growth and consolidated pretax profit margin as the financial performance criteria to determine awards. Awards shall be defined by reference to a target percentage of base salary determined, from time to time, by the Committee. Payouts described in this subsection shall be calculated and paid on a quarterly basis, based on year-to-date performance compared with the comparable period in the preceding year.

         2. With respect to payments made pursuant to Section III.1, the amount of base salary included in the computation of incentive awards shall not exceed 250% of the base salary in effect for the officer holding the same or substantially similar position on March 31, 2000. In addition, for all participants other than the President/Co-Chief Executive Officer, (i) the maximum target incentive percentage shall be 100% of base salary and (ii) the maximum award shall be 400% of the participant's target award.

         3. Incentive awards for the President/Co-Chief Executive Officer shall be determined in accordance with a Corporate Performance Payout Matrix that shall be adopted at the beginning of each year by the Committee. The Committee shall determine the

               President/Co-Chief Executive Officer's award each year, up to the maximum amount defined by the matrix for a given level of performance. This matrix may, if the Committee deems appropriate, differ from that described in Subsection III.1. However, the performance criteria shall be the same as referred to above. Payouts for the President/Co-Chief Executive Officer shall be made on an annual basis, based on the Company's results for the full year.

         4. The maximum award payable for the President/Co-Chief Executive Officer under this plan shall be no more than 500% of his target incentive award. The target incentive amount shall be determined each year by the Committee, but may not exceed 500% of base salary. The amount of base salary taken into account for purposes of computing the target incentive award may not exceed 250% of the President/Co-Chief Executive Officer's base salary as of March 31, 2000.

         5. Notwithstanding anything to the contrary contained in this Plan, the Committee shall have the power, in its sole discretion, to reduce the amount payable to any Participant (or to determine that no amount shall be payable to such Participant) with respect to any award prior to the time the amount otherwise would have become payable hereunder. In the event of such a reduction, the amount of such reduction shall not increase the amounts payable to other participants under the Plan.

IV.      ADMINISTRATION

         1. Except as otherwise specifically provided, the Plan shall be administered by the Committee. The Committee members shall be appointed pursuant to the Bylaws of the Company, and the members thereof shall be ineligible for awards under this Plan for services performed while serving on said Committee.

         2. The decision of the Committee with respect to any questions arising as to interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be, in its sole and absolute discretion, final, conclusive and binding.

V.       ELIGIBILITY FOR AWARDS

         1. Awards under the Plan may be granted by the Committee to those employees who have contributed the most in a general way to the Company's success by their ability, efficiency, and loyalty, consideration being given to ability to succeed in more important managerial responsibility in the Company. This is intended to include the President/Co-Chief Executive Officer, Vice Chairmen, Executive Vice Presidents, and from time to time, certain other officers having comparable positions.

               No award may be granted to a member of the Company's Board of Directors except for services performed as an employee of the Company.

         2. Except in the event of retirement, death, or disability, to be eligible for an award an employee shall be employed by the Company as of the date awards are calculated and approved by the Committee under this Plan.

         3. For purposes of this Plan, the term "employee" shall include an employee of a corporation or other business entity in which this Company shall directly or indirectly own 50% or more of the outstanding voting stock or other ownership interest.

VI.      AWARDS

         1. The Committee shall determine each year the payments, if any, to be made under the Plan. Awards for any calendar year shall be granted not later than the end of the first quarter of the calendar year, and payments pursuant to the Plan shall be made as soon as practicable after the close of each calendar quarter (or, in the case of the President/Co-Chief Executive Officer, as soon as practicable after the close of each calendar year).

         2. Upon the granting of awards under this Plan, each participant shall be informed of his or her award by his or her direct manager and that such award is subject to the applicable provisions of this Plan.

VII.     DEFERRAL OF AWARDS

         1. A participant in this Plan who is also eligible to participate in The Charles Schwab Corporation Deferred Compensation Plan may elect to defer payments pursuant to the terms of that plan.

VIII.    RECOMMENDATIONS AND GRANTING OF AWARDS

         1. Recommendations for awards shall be made to the Committee by the Co-Chief Executive Officers, except that, with respect to the President/Co-Chief Executive Officer, recommendations for awards shall be made solely by the Chairman/Co-Chief Executive Officer.

         2. Any award shall be made in the sole discretion of the Committee, which shall take final action on any such award. No person shall have a right to an award under this Plan until final action has been taken granting such award.

IX.      AMENDMENTS AND EXPIRATION DATE

         While it is the present intention of the Company to grant awards annually, the Committee reserves the right to modify this Plan from time to time or to repeal the Plan entirely, or to direct the discontinuance of granting awards either temporarily or permanently; provided, however, that no modification of this plan shall operate to annul, without the consent of the beneficiary, an award already granted hereunder; provided, also, that no modification without approval of the stockholders shall in-crease the maximum amount which may be awarded as hereinabove provided.

X.       MISCELLANEOUS

         All expenses and costs in connection with the operation of this Plan shall be borne by the Company and no part thereof shall be charged against the awards anticipated by the Plan. Nothing contained herein shall be construed as a guarantee of continued employment of any participant hereunder. This Plan shall be construed and governed in accordance with the laws of the State of California.

                         THE CHARLES SCHWAB CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                             WEDNESDAY, MAY 3, 2000
                                    2:00 P.M.

                         SAN FRANCISCO WAR MEMORIAL AND
                             PERFORMING ARTS CENTER
                                 HERBST THEATER
                               401 VAN NESS AVENUE
                            SAN FRANCISCO, CALIFORNIA

         THIS YEAR, THE ANNUAL MEETING OF STOCKHOLDERS WILL BE BROADCAST
             OVER THE INTERNET. FOR INFORMATION ABOUT THE REAL-TIME
                       WEBCAST, VISIT WWW.SCHWABEVENTS.COM

[THE
CHARLES
SCHWAB
CORPORATION             THE CHARLES SCHWAB CORPORATION
LOGO APPEARS            101 MONTGOMERY STREET
HERE]                   SAN FRANCISCO, CA 94104                            PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 3, 2000.

The shares of stock you hold in your account, as well as any shares you hold under The Charles Schwab Corporation Dividend Reinvestment and Stock Purchase Plan and/or The SchwabPlan Retirement Savings and Investment Plan, will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, YOUR SHARES WILL BE VOTED "FOR" ITEMS 1 AND 2.

By signing the proxy, you revoke all prior proxies and appoint Charles R. Schwab and David S. Pottruck, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.






                      See reverse for voting instructions.

                                                  COMPANY #
                                                  CONTROL #
THERE ARE THREE WAYS TO VOTE YOUR SHARES

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m., Central time, on May 2, 2000.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
-  Follow the simple instructions the voice provides you.

VOTE BY INTERNET - HTTP://WWW.EPROXY.COM/SCH - QUICK *** EASY *** IMMEDIATE

- Use the internet to vote your shares 24 hours a day, 7 days a week until 12:00 p.m., Central time, on May 2. 2000.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic proxy.
-  You will have the option to receive all future materials via the Internet.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to The Charles Schwab Corporation, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873


      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.
                               Please detach here


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.




1.  Election of directors:   01 Nancy H. Bechtle     02 C. Preston Butcher      |_|  Vote FOR           |_|  Vote WITHHELD
                             03 David S. Pottruck    04 George P. Shultz             all nominees            from all nominees
                                                                                     (except as marked)

                                                                                 ________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,         |                                        |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT)         |________________________________________|


2. Re-approval Of Corporate Executive Bonus Plan, as amended.                   |_|  For      |_|  Against      |_|  Abstain

WHEN THIS PROXY IS PROPERLY EXECUTED YOUR SHARES WILL BE VOTED: (1) AS DIRECTED; (2) FOR EACH PROPOSAL IF NO DIRECTION IS GIVEN;
                                                                                     ---
AND (3) ACCORDING TO THE BEST JUDGMENT OF CHARLES R. SCHWAB AND DAVID S. POTTRUCK IF ANY OTHER MATTER COMES BEFORE THE ANNUAL
MEETING FOR A VOTE.

Address Change? Mark Box |__|
Indicate changes below:                                                         Date ______________________________


                                                                                |------------------------------------------------|
                                                                                |                                                |
                                                                                |                                                |
                                                                                |                                                |
                                                                                |------------------------------------------------|

                                                                                Signature(s) In Box

                                                                                Please sign exactly as your
                                                                                name(s) appear on the proxy
                                                                                card.  If held in joint
                                                                                tenancy, all persons must
                                                                                sign.  Trustees, administrators,
                                                                                etc., should include title and
                                                                                authority.  Corporations
                                                                                should provide full name of
                                                                                corporation and title of
                                                                                authorized officer signing the
                                                                                proxy.
